EXHIBIT 23.1


                               CONSENT OF COUNSEL

We hereby consent to being named as counsel to BioMarin Pharmaceutical Inc. in their registration statement on Form S-3 (File No. 333-86996), to the reference therein to our firm under the caption "Legal Matters" and to the inclusion of our opinion as previously filed as Exhibit 5.1 to such registration statement.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP
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PAUL, HASTINGS, JANOFSKY & WALKER

July 5, 2001